UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2016
(Date of earliest event reported)

Cinedigm Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 9th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

212-206-8600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 below is incorporated herein by reference. The securities related to the Loans (as defined below) were sold pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01  Other Events.

On September 15, 2016, Cinedigm Corp. (the "Company") sold $2.5 million principal amount of loans (the "Loans") and 245,000 shares (the "Shares) of the Company's Class A common stock, par value $0.001 per share (the "Common Stock") in connection with the Loans. The Loans were made pursuant to the Company's Second Lien Loan Agreement (the "Loan Agreement") dated as of July 14, 2016. The terms of the Loan Agreement, and the Loans made thereunder, have been previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2016. Certain of the Shares were issued on September 15, 2016 and the remainder will be issued on or before September 30, 2016. The Loans and Shares were sold to investors including Ronald L. Chez, a member of the Company's Board of Directors, and Christopher J. McGurk, the Company's Chief Executive Officer and Chairman.  To date, the Company has closed on $4.5 million principal amount of loans under the Loan Agreement.

A press release announcing the Loans was issued on September 19, 2016 and is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated September 19, 2016 announcing the Loans.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of September 19, 2016

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated September 19, 2016 announcing the Loans.

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